Exhibit 3.1.5

CERTIFICATE OF FORMATION

OF

CENTRAL CREDIT, LLC

This Certificate of Formation of Central Credit, LLC (the “LLC”), dated February 4, 1999, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.)

FIRST. The name of the limited liability company formed hereby is Central Credit, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD. The existence of the LLC shall be perpetual.

FOURTH. The purpose of the LLC is to engage in any lawful act or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Heide Schroeder
Heide Schroeder
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/04/1999
991047223 - 3001745

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 09/03/1999
991370962 - 3001745

CERTIFICATE OF MERGER

Pursuant to Section 18-209(c) of the Delaware

Limited Liability Company Act

MERGER

OF

CENTRAL CREDIT, INC.

INTO

CENTRAL CREDIT, LLC

The undersigned limited liability company does hereby certify:

1.                        The names and states of formation or organization of each of the constituent parties to the merger are as follows:

Name	State of Formation/Organization

Central Credit, LLC	Delaware
Central Credit, Inc.	Nevada

2.                        An agreement and plan of merger (the “Merger Agreement”) between the parties to the merger has been approved and executed by each of the constituent parties in accordance with Section 18-209(c) of the Delaware Limited Liability Company Act.

3.                        The name of the surviving limited liability company in the merger is Central Credit, LLC.

4.                        This Certificate of Merger shall be effective upon filing.

5.                        The Merger Agreement is on file at a principal place of business of Central Credit, LLC. The address of said place of business is 20 Black Fox Way, Redwood City, CA 94062.

6.                        A copy of the Merger Agreement will be furnished by Central Credit, LLC upon request and without cost to any member or stockholder of either of the constituent parties.

IN WITNESS WHEREOF, the undersigned limited liability company has caused this Certificate of Merger to be signed by Kirk E. Sanford, its President, and attested by Meredith L. Moore as of the 3rd day of September, 1999.

CENTRAL CREDIT, LLC

By:	/s/ Kirk E. Sanford
Kirk E. Sanford
President

ATTEST:

/s/ Meredith L. Moore
Name: Meredith L. Moore
Title:

SIGNATURE PAGE FOR CERTIFICATE OF MERGER TO BE FILED IN DELAWARE

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:08 PM 07/19/2010
FILED 12:27 PM 07/19/2010
SRV 100751539 - 3001745 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.                                      The name of the limited liability company is CENTRAL CREDIT, LLC

2.                                      The Registered Office of the limited liability company in the State of Delaware is changed to 32 W. Loockerman Street, Suite 201 (street), in the City of Dover, Zip Code 19904. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is REGISTERED AGENT SOLUTIONS, INC.

By:	/s/ Scott H. Betts
Authorized Person

Name:	Scott H. Betts
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:48 PM 08/05/2011
FILED 05:05 PM 08/05/2011
SRV 110895986 - 3001745 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC AND FOREIGN LIMITED LIABILITY COMPANIES

INTO A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

FIRST: The name of the surviving limited liability company is Central Credit, LLC, a Delaware limited liability company.

SECOND: The names of the limited liability companies being merged into this surviving limited liability company are:

Casino Credit Services, LLC, a Delaware limited liability company; and

JL Services, LLC, a Michigan limited liability company.

THIRD: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

FOURTH: The name of the surviving limited liability company is Central Credit, LLC, a Delaware limited liability company.

FIFTH: The executed Agreement of Merger is on file at 3525 Post Road, Suite 120, Las Vegas, Nevada 89120, the principal place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies or to any person holding an interest in any other business entity which is to merge or consolidate.

[Signatures Follow]

IN WITNESS WHEREOF, said limited liability companies have caused this certificate to be signed by an authorized person, the 3rd day of August, A.D., 2011.

CENTRAL CREDIT, LLC
a Delaware Limited Liability Company

By: Global Cash Access, Inc.
Its: Managing Member

	By:	/s/ Scott H. Betts
Scott H. Betts
Its: President and CEO

CASINO CREDIT SERVICES, LLC
a Delaware Limited Liability Company

By:	/s/ Scott Betts
Scott Betts
Its: Manager

JL SERVICES, LLC
a Michigan Limited Liability Company

By:	/s/ Scott Betts
Scott Betts
Its: Manager